Exhibit 99.1

Capital Expenditure Forecast 2002 2003 2004 2005 2006 2007 Maintenance 19.4 27 34.7 30.4 32 0 0 0 0 0 Strategic 72.9 116.8 73.8 58.9 57.3 Other 41 31 28.3 24 24.8 ($ in millions) $133 $175 $137 $113 $114

Automotive Production Assumptions Europe North America 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003E 2004E 2005E 2006E 2007E Actual 12.2 11.4 12.5 13.8 15.3 14.9 15.1 15.6 15.6 17 17.2 15.5 16.4 Plan 15.982 15.45 16.39 16.71 16.95 Autofacts 16.057 15.744 16.256 16.488 16.834 Use This 12.2 11.4 12.5 13.8 15.3 14.9 15.1 15.6 15.6 17 17.2 15.5 16.4 15.982 15.45 16.39 16.71 16.95 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003E 2004E 2005E 2006E 2007E Actual Plan 19.4 19.6 20.3 20.6 20.8 Autofacts 19.009 19.556 20.487 21.377 21.915 Use This 16.524 15.706 15.88 13.924 14.957 15.586 16.378 17.67 18.961 19.355 19.682 19.527 19.009 19.4 19.6 20.3 20.6 20.8 Note: Units in millions. Source: Autofacts. 2003 - 2007 Estimates are management's assumptions based on information published by Autofacts in first quarter 2001.

1999 Purchase of Business Currency Net Production/Mix/Efficiencies 2001 Show 2295 0 2039 Hide 0 2295 2251 2039 0 Green 0 42 0 0 Red 0 0 86 212 0 1999 - 2001 Revenue Bridge 1999 - 2001 Adj. EBITDA Bridge Volatile automotive production in late 2000 / early 2001 combined with operating issues led to declining results. (212) (86) 2,039 2,295 381 (15) Operating Issues Leading to Chapter 11 42 (211) ($ in millions) ($ in millions) 1999 Purchase of Business Currency Net Production/Mix/Efficiencies 2001 Show 381 0 0 154 Hide 0 381 365 154 154 Green 0 0 0 0 Red 0 5 15 211 0 (1) 154

2001 Sale of Businesses Currency Net Production/Mix/Efficiencies 2002 Show 2039 0 2002 Hide 0 1976 1976 1988 0 Green 0 0 12 14 0 Red 0 63 0 0 0 2001 - 2002 Revenue Bridge 2001 - 2002 Adj. EBITDA Bridge 2001 Sale of Businesses Currency Net Production/Mix/Efficiencies 2002 Show 154 0 0 0 229 Hide 0 149.9 149.9 153.9 0 Green 0 0 4 75.1 0 Red 0 4.15 0 0 14 12 2,002 2,039 (4) 229 154 4 Improving Results (63) 75 ($ in millions) ($ in millions)

2002 Currency Net Production/Mix/Efficiencies 2003 Show 2001.6 0 1978.4 Hide 0 2001.6 1978.4 0 Green 0 15 0 0 Red 0 0 38.2 0 2002 - 2003 Revenue Bridge 2002 - 2003 Adj. EBITDA Bridge 2002 Currency Net Production/Mix/Efficiencies 2003 Show 229 0 0 249 Hide 0 229 232 0 Green 0 3 17 0 Red 0 0 0 (39) 1,978 2,002 3 249 229 Improving Results 15 17 ($ in millions) ($ in millions)

North America Europe & Rest of World NA Wheels NA Wheels 1256 745.6 0.19 0.03 0.52 0.04 North America Europe & Rest of World NA Wheels NA Wheels 126.368 135.936 0.19 0.03 0.52 0.04 Automotive Wheels Components Other NA Wheels NA Wheels 1151.505 737.7 120.545 Significant Critical Mass Components $2.0 Billion (1) Other Automotive Wheels FY 2002 Sales by Segment (3) FY 2002 Sales by Region (3) Europe and Rest of World North America Automotive Wheels Components Other NA Wheels NA Wheels 164.171 90.345 7.788 Components $228.5 Million (2) Other Automotive Wheels FY 2002 Adj. EBITDA by Segment (3) FY 2002 Adj. EBITDA by Region (3) Europe and Rest of World North America FY 2002 Sales is net of corporate expenses and eliminations of $8.2 million. FY 2002 Adjusted EBITDA is net of corporate expenses and eliminations of $33.8 million. FY 2002 Sales and Adjusted EBITDA by segment and by region exclude corporate expenses and eliminations.